Exhibit 21.1

REYNOLDS AMERICAN INC.

SUBSIDIARIES & INVESTMENTS

(As of January 26, 2015)

Name of Entity	Place of Incorporation
American Snuff Company, LLC	Delaware
Conwood Holdings, Inc.	Delaware
Kentucky BioProcessing, Inc.	North Carolina
Lantern Acquisition Co.	Delaware
Niconovum USA, Inc.	North Carolina
Niconovum AB	Sweden
Northern Brands International, Inc.	Delaware
R. J. Reynolds Global Products, Inc.	Delaware
R.J. Reynolds Tobacco B.V.	Netherlands
R.J. Reynolds Tobacco (CI), Co.	Cayman Islands
R.J. Reynolds Tobacco Co.	Delaware
R. J. Reynolds Tobacco Company	North Carolina
R.J. Reynolds Tobacco C.V.(1)	Netherlands
R.J. Reynolds Tobacco Holdings, Inc.	Delaware
R. J. Reynolds Tobacco International, Inc.	Delaware
R. J. Reynolds Vapor Company	North Carolina
Reynolds Asia-Pacific Limited	Hong Kong
Reynolds Finance Company	Delaware
Reynolds Innovations (China) Limited	China
Reynolds Innovations Inc.	North Carolina
Reynolds International Holdings B.V.	Netherlands
Reynolds Technologies, Inc.	Delaware
RAI International, Inc.	Delaware
RAI Services Company	North Carolina
RJR Realty Relocation Services, Inc.	North Carolina
Rosswil LLC	Delaware
Santa Fe Natural Tobacco Company: Germany GmbH	Germany
Santa Fe Natural Tobacco Company, Inc.	New Mexico
Santa Fe Natural Tobacco Company Belgium(2)	Belgium
Santa Fe Natural Tobacco Company France SAS	France
Santa Fe Natural Tobacco Company Italy S.r.l.	Italy
Santa Fe Natural Tobacco Company Japan K.K.	Japan
Santa Fe Natural Tobacco Company Netherlands B.V.	Netherlands
Santa Fe Natural Tobacco Company Spain S.R.L.	Spain
Santa Fe Natural Tobacco Company UK Limited	United Kingdom
S.F. Imports, Inc.	Delaware
SFR Tobacco International GmbH	Switzerland
Santa Fe Natural Tobacco Company Foundation(3)	New Mexico
Reynolds American Foundation(3)	North Carolina

(1)	Limited partnership owned 10% by R. J. Reynolds Global Products, Inc. and 90% by R.J. Reynolds Tobacco Co. (Delaware entity)
(2)	SFR Tobacco International GmbH owns 99 shares; R.J. Reynolds Tobacco B.V. owns 1 share
(3)	Non-profit corporation